UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2017

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 5, 2017, ImmunoGen, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Leerink Partners LLC and RBC Capital Markets, LLC, as representatives of the several underwriters (the “Underwriters”) named in Schedule 1 of the Underwriting Agreement, related to a public offering of 14,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $6.50 per share less the underwriting discounts and commissions (the “Offering”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,175,000 shares of Common Stock at the same price.  The Offering is expected to close on October 11, 2017, subject to the satisfaction of customary closing conditions.  The net proceeds to the Company are expected to be approximately $88.3 million after deducting underwriting discounts and commissions and estimated expenses associated with the Offering, assuming no exercise by the Underwriters of their option to purchase additional shares of Common Stock.

The Offering is being made pursuant to a prospectus supplement dated October 5, 2017 and an accompanying prospectus dated May 11, 2017, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-216438), initially filed with the Securities and Exchange Commission on March 3, 2017 and declared effective on May 11, 2017.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

In connection with the Offering, certain information relating to Part II, Item 14 of the above referenced registration statement under the heading “Other Expenses of Issuance and Distribution” is being filed as Exhibit 99.1 to this Current Report on Form 8-K to be incorporated by reference into such registration statement.

The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 8.01.  OTHER EVENTS

On October 5, 2017, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K.  The Company’s press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibits are being filed herewith:

Exhibit No.	Exhibit

1.1

Underwriting Agreement dated October 5, 2017 by and among ImmunoGen, Inc. and Jefferies LLC, Leerink Partners LLC, RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule 1 thereto.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (File No. 333-216438).

99.2	Press release of ImmunoGen, Inc. dated October 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: October 6, 2017	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer